EXHIBIT 99.1


GRAPHICS OMITTED

FOR IMMEDIATE RELEASE
Contact information:
THE KEITH COMPANIES, INC.                      FRB/WEBER SHANDWICK
19 Technology Drive                            Tricia Ross
Irvine, CA 92618                               Investor Relations
(949) 923-6001                                 (310) 407-6540
(949) 923-6026 Fax
WWW.KEITHCO.COM
---------------
Contact:  Aram Keith,
CEO & Chairman of the Board

          THE KEITH COMPANIES REPORTS SECOND QUARTER RESULTS AND STRONG
                     INTERNAL GROWTH IN REAL ESTATE SERVICES

IRVINE, CA (August 7, 2003)...The Keith Companies, Inc. (Nasdaq: TKCI), an engineering and consulting services firm, today announced financial results for the second quarter ended June 30, 2003.

     Net revenue for the three months ended June 30, 2003 decreased 3.7% to $22.8 million, while income from continuing operations for the same period decreased to $1.7 million and resulted in diluted earnings per share from continuing operations of $0.22. This compares to net revenue for the second quarter of 2002 of $23.7 million with income from continuing operations of $2.1 million and diluted earnings per share from continuing operations of $0.26.

     "Even though our results were lower than the prior year," said Aram Keith, Chairman and CEO of The Keith Companies, Inc., "the current quarter results for both net revenue and diluted earnings per share were in line with our expectations. These decreases from the prior year were mainly due to the continued weakness in the industrial/energy segment. We still believe that this segment will be an important long term growth vehicle for us."

     Net revenue for the six months ended June 30, 2003 increased 1.5% to $45.1 million, from $44.5 million for the six months ended June 30, 2002. This increase was primarily due to increased net revenue derived from real estate services and additional net revenue generated from the acquisition of ALNM Group, Inc. (the Company acquired ALNM Group, Inc. effective March 1, 2002). These increases were partially offset by lower net revenue from our industrial/energy segment. Income from continuing operations for the six months ended June 30, 2003 decreased to $3.1 million, and resulted in diluted earnings per share from continuing operations of $0.39 compared to $3.6 million or diluted earnings per share from continuing operations of $0.46 for the six months ended June 30, 2002.

THE KEITH COMPANIES REPORTS SECOND QUARTER RESULTS
Page 2 of 6

        "We continue to see strong demand for our services in the residential real estate market," said Keith. "For the quarter and six months ended, this area of our business posted an 8.8% and 12.0% internal growth in net revenue from the prior year, respectively, with strength in both the Northern and Southern California markets. We are seeing a good mix of real estate projects from new master planned communities that are in the process of being planned, designed and constructed, and from more mature communities that now require the development of schools, community centers and other ancillary facilities."

FINANCIAL POSITION

     The Company's June 30, 2003 balance sheet remains strong with cash and securities of $27.0 million, a current ratio of 4.50:1, a debt to equity ratio of 0.00:1 (excluding issuable common stock) and shareholders' equity of $67.6 million or $8.87 per common share outstanding at June 30, 2003.

FINANCIAL GUIDANCE

     In adherence with the U.S. Securities and Exchange Commission's (SEC) Regulation Fair Disclosure, The Keith Companies provides the following guidance for all investors and encourages all current and potential investors to review the Disclosure Regarding Forward-Looking Statements in this press release as well as all financial documents filed with the SEC. All guidance amounts are before special items, if any, and exclude the impact of any potential future acquisitions.

     The Company's financial guidance for diluted earnings per share for the third and fourth quarters of 2003 remains unchanged from the guidance previously provided. For the full year, the Company estimates net revenue to range from $90.0 million to $97.0 million, and forecasts diluted earnings per share to range from $0.87 to $0.97 based upon an estimated 8.0 million weighted average number of diluted shares outstanding. Broken out by quarters, the Company expects the following ranges for diluted earnings per share: $0.27 to $0.32 for the third quarter; and $0.21 to $0.26 for the fourth quarter.

     "We have a strong pipeline of work from our residential real estate clients, which gives us comfort on the second half of 2003," said Keith. "Our homebuilding clients see good opportunities to continue growing their business, and we are well positioned to continue benefiting from their expansion efforts."

CONFERENCE CALL TO BE BROADCAST LIVE OVER THE INTERNET

     The Company will be hosting an earnings conference call, which will be broadcast live over the Internet at 8:30 a.m. Pacific Time on August 7, 2003 and can be accessed by all interested parties at HTTP://WWW.VIAVID.COM . To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call. A copy of the Company's press release announcing its earnings and any other financial and statistical information about the period to be presented in the conference call will be available at this section of the Company's website entitled "Investor Relations" at WWW.KEITHCO.COM.



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THE KEITH COMPANIES REPORTS SECOND QUARTER RESULTS
Page 3 of 6

ABOUT THE KEITH COMPANIES

     The Keith Companies, Inc. is a fully integrated, multi-disciplined engineering and consulting services company, with offices located throughout the Western and Midwestern United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental studies, and water and cultural resources that are needed to effectively plan, engineer, and design state-of-the-art private and public facilities. Additionally, the Company provides mechanical, electrical, chemical, power/energy engineering, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential and commercial real estate projects to institutional, manufacturing, and processing facilities. For more information visit the Company's website at WWW.KEITHCO.COM.

     Certain statements in this news release may include forward-looking statements that express our expectation, prediction, belief, or projection. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, and achievement of The Keith Companies to be materially and adversely different from any future results, performance, or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general include, but are not limited to: changes in the economic growth in the United States (especially in California) and other major international economies (especially Brazil), our ability to sustain our growth and profitability, our ability to implement our acquisition strategy and to successfully close and integrate acquired companies on a timely and cost-effective basis, changes in the carrying value of our goodwill and other long-term assets, our failure to accurately estimate costs on fixed-price contracts or contracts with not-to-exceed provisions, the uncertain timing of awards and contracts, the ability to maintain acquired companies' profit margins and/or client base, outcomes of pending and future litigation, the ongoing financing of public works and infrastructure enhancements and refurbishment, our ability to attract and retain employees, the demand for electricity and the impact on power providers' plans for expanding generation facilities, increasing competition by foreign and domestic companies, a downturn in the real estate market, risks inherent in doing business outside the United States, including the difficulty of enforcing contracts, political instability and foreign currency fluctuations and potential exchange restrictions, the short- and long-term impact of terrorist activities and resulting political and military policies, and other factors as are described in the Company's filings with the Securities and Exchange Commission. The forward-looking information set forth in this press release is as of the date indicated above and we undertake no duty to update this information.



                                  TABLES FOLLOW


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THE KEITH COMPANIES REPORTS SECOND QUARTER RESULTS
Page 4 of 6


                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                 THREE MONTHS ENDED              SIX MONTHS ENDED
                                                      JUNE 30,                       JUNE 30,
                                                2003           2002            2003           2002
                                             ------------   ------------    ------------   ------------
Gross revenue                                $25,093,000    $28,477,000     $49,745,000    $53,744,000
Subcontractor costs                            2,316,000      4,826,000       4,622,000      9,290,000
                                             ------------   ------------    ------------   ------------
   Net revenue                                22,777,000     23,651,000      45,123,000     44,454,000
Costs of revenue                              14,989,000     15,636,000      29,930,000     29,328,000
                                             ------------   ------------    ------------   ------------
   Gross profit                                7,788,000      8,015,000       15,193,000     15,126,000
Selling, general and administrative            5,028,000      4,663,000       10,415,000      9,309,000
                                             ------------   ------------    ------------   ------------
  Income from operations                       2,760,000      3,352,000        4,778,000      5,817,000
Interest income                                   70,000         93,000          139,000        217,000
Interest expense                                   3,000         30,000            9,000         66,000
Other (income) expenses, net                      (8,000)        20,000         (220,000)        40,000
                                             ------------   ------------    ------------   ------------
   Income before provision for income
     taxes and discountinued operations        2,835,000      3,395,000        5,128,000      5,928,000
Provision for income taxes                     1,106,000      1,324,000        2,000,000      2,313,000
                                             ------------   ------------    ------------   ------------
   Income from continuing operations           1,729,000      2,071,000        3,128,000      3,615,000
Loss from discontinued operations, net
   of income taxes
                                                     --         193,000            --           298,000
                                             ------------   ------------    ------------   ------------
         Net income                          $ 1,729,000     $1,878,000      $ 3,128,000    $ 3,317,000
                                             ============   ============    ============   ============
Earnings per share from continuing operations:
   Basic                                         $  0.23        $  0.28         $  0.41        $  0.49
                                             ============   ============    ============   ============
   Diluted                                       $  0.22        $  0.26         $  0.39        $  0.46
                                             ============   ============    ============   ============
Loss per share from discontinued operations, net of income taxes:
   Basic
                                                $  --           $  (.02)        $  --          $  (.04)
                                             ============   ============    ============   ============
   Diluted                                      $  --           $  (.02)        $  --          $  (.04)
                                             ============   ============    ============   ============
Earnings per share:
   Basic                                         $  0.23        $  0.26         $  0.41        $  0.45
                                             ============   ============    ============   ============
   Diluted                                       $  0.22        $  0.24         $  0.39        $  0.42
                                             ============   ============    ============   ============
Weighted average number of shares outstanding:
   Basic                                       7,607,374      7,323,154       7,598,040      7,317,007
                                             ============   ============    ============   ============
   Diluted                                     7,940,262      7,922,811       7,944,650      7,839,360
                                             ============   ============    ============   ============


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THE KEITH COMPANIES REPORTS SECOND QUARTER RESULTS
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
                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                       JUNE 30,          DECEMBER 31,
                                                                         2003                2002
                                                                   -----------------   -----------------
                                                                     (UNAUDITED)
Assets
Current assets:
  Cash and cash equivalents                                        $    20,669,000      $   20,333,000
  Securities held-to-maturity                                            6,348,000           3,164,000
  Contracts and trade receivables, net                                  15,971,000          18,771,000
  Costs and estimated earnings in excess of billings                    11,274,000          10,392,000
  Prepaid expenses and other current assets                              1,568,000           1,367,000
                                                                   -----------------   -----------------
      Total current assets                                              55,830,000          54,027,000
Equipment and leasehold improvements, net                                4,383,000           4,831,000
Goodwill, net                                                           23,210,000          23,056,000
Other assets                                                               217,000             312,000
                                                                   -----------------   -----------------
      Total assets                                                 $    83,640,000       $   82,226,000
                                                                   =================   =================
Liabilities and Shareholders' Equity
Current liabilities:
  Current portion of capital lease obligations                     $        --           $       52,000
  Trade accounts payable                                                 1,322,000            1,818,000
  Accrued employee compensation                                          4,631,000            3,722,000
  Current portion of deferred tax liabilities                            3,058,000            3,065,000
  Other accrued liabilities                                              2,193,000            4,484,000
  Billings in excess of costs and estimated earnings                     1,210,000            1,273,000
                                                                   -----------------   -----------------
      Total current liabilities                                         12,414,000           14,414,000
Capital lease obligations, less current portion                             --                   18,000
Issuable common stock                                                    1,500,000            2,215,000
Deferred tax liabilities                                                 1,675,000            1,675,000
Accrued rent                                                               431,000              292,000
                                                                   -----------------   -----------------
      Total liabilities                                                 16,020,000           18,614,000
                                                                   -----------------   -----------------
Shareholders' equity:
  Preferred stock                                                            --                    --
  Common stock                                                               8,000                8,000
  Additional paid-in-capital                                            45,046,000           44,166,000
  Retained earnings                                                     22,566,000           19,438,000
                                                                   -----------------   -----------------
   Total shareholders' equity                                           67,620,000           63,612,000
                                                                   -----------------   -----------------
   Total liabilities and shareholders' equity                      $    83,640,000       $   82,226,000
                                                                   =================   =================


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THE KEITH COMPANIES REPORTS SECOND QUARTER RESULTS
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
                    THE KEITH COMPANIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                                                         FOR THE SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                   -------------------------------------
                                                                         2003                2002
                                                                   -----------------   -----------------
Cash flows from operating activities:
   Net income                                                       $    3,128,000      $    3,317,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                      1,159,000           1,116,000
      Loss on sale of equipment                                             21,000              25,000
          Tax benefit from exercise of stock options                        19,000                  --
      Changes in operating assets and liabilities, net of
        effects from acquisitions:
         Contracts and trade receivables, net                            2,800,000           1,892,000
         Costs and estimated earnings in excess of billings               (973,000)         (3,205,000)
         Prepaid expenses and other assets                                (180,000)            136,000
         Trade accounts payable and accrued liabilities                 (1,043,000)            814,000
         Billings in excess of costs and estimated earnings                (63,000)           (403,000)
                                                                   -----------------   -----------------
            Net cash provided by operating activities               $    4,868,000      $    3,692,000
                                                                   -----------------   -----------------
Cash flows from investing activities:
      Net cash expended related to or for acquisitions                    (714,000)         (7,297,000)
      Additions to equipment and leasehold improvements                   (764,000)           (871,000)
      Proceeds from (purchases of) securities held-to-maturity          (3,184,000)          2,485,000
      Proceeds from sales of equipment                                      36,000             113,000
                                                                   -----------------   -----------------
            Net cash used in investing activities                  $    (4,626,000)      $  (5,570,000)
                                                                   -----------------   -----------------
Cash flow from financing activities:
      Principal payments on long-term debt and capital lease
        obligations, including current portion                             (53,000)           (316,000)
      Proceeds from exercise of stock options                              147,000             131,000
                                                                   -----------------   -----------------
            Net cash provided by (used in) financing activities      $      94,000         $  (185,000)
                                                                   -----------------   -----------------
            Net increase (decrease) in cash and cash equivalents           336,000          (2,063,000)

Cash and cash equivalents, beginning of period                       $  20,333,000     $    12,212,000
                                                                   -----------------   -----------------
Cash and cash equivalents, end of period                             $  20,669,000        $ 10,149,000
                                                                   =================   =================

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